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As filed with the Securities and Exchange Commission on December 15, 2006

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3MEF
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

AXT, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	94-3031310 (I.R.S. Employer Identification No.)

4281 Technology Drive
Fremont, California 94538
(510) 683-5900
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Philip C.S. Yin
Chief Executive Officer
AXT, Inc.
4281 Technology Drive
Fremont, California 94538
(510) 683-5900
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Wilson W. Cheung Chief Financial Officer and Corporate Secretary AXT, Inc. 4281 Technology Drive Fremont, California 94538 (510) 683-5900	Sally J. Rau, Esq. DLA Piper US LLP 2000 University Avenue East Palo Alto, CA 94303-2248 (650) 833-2000	Laird H. Simons III, Esq. Fenwick & West LLP 801 California Street Mountain View, CA 94041 (650) 988-8500

        Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

        If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

        If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

        If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒ 333-135474

        If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

        If this Form is a Registration Statement pursuant to General Instruction I.D. or a Post-Effective Amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

        If this Form is a Post-Effective Amendment to a Registration Statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee(1)

Common Stock, par value $0.001 per share (3)	$4,756,250	$509

(1)
Calculated pursuant to rule 457(o) under the Securities Act.

(2)
In no event will the aggregate offering price of all securities issued from time to time pursuant to this registration statement exceed $4,756,250.

(3)
Includes rights to be issued under the registrant's stockholder rights agreement.

EXPLANATORY NOTE

        This registration statement is being filed to register an additional $4,756,250 of shares of our common stock, par value $0.001 per share, pursuant to Rule 462(b) of the Securities Act of 1933, as amended. In accordance with Rule 462(b), this registration statement incorporates by reference the contents of our registration statement on Form S-3 (File No. 333-135474) which was declared effective on August 3, 2006, including all amendments and exhibits thereto and all information incorporated by reference therein, other than the exhibits included herein.

        The required opinions and consents are listed on the Exhibit Index attached to and filed with this registration statement.

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SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fremont, State of California, on the 15th day of December, 2006.

AXT, INC.
By:	/s/ PHILIP C.S. YIN Philip C.S. Yin Chief Executive Officer and Member of the Board of Directors

POWER OF ATTORNEY

        KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Philip C.S. Yin and Wilson W. Cheung, and each of them, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement on Form S-3, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and as of the dates indicated.

Signature	Title	Date

/s/ PHILIP C.S. YIN Philip C.S. Yin	Chief Executive Officer (Principal Executive Officer) and Member of the Board of Directors	December 15, 2006
/s/ WILSON W. CHEUNG Wilson W. Cheung	Chief Financial Officer and Corporate Secretary (Principal Financial and Accounting Officer)	December 15, 2006
/s/ JESSE CHEN Jesse Chen	Chairman of the Board of Directors	December 15, 2006
/s/ LEONARD LEBLANC Leonard LeBlanc	Director	December 15, 2006
/s/ DAVID C. CHANG David C. Chang	Director	December 15, 2006
/s/ MORRIS S. YOUNG Morris S. Young	Director	December 15, 2006

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INDEX TO EXHIBITS

Exhibit Number	Description
5.1	Opinion of DLA Piper Rudnick Gray Cary US LLP
23.1	Consent of DLA Piper Rudnick Gray Cary US LLP (contained in Exhibit 5.1)
23.2	Consent of Burr, Pilger & Mayer LLP, Independent Registered Public Accounting Firm
23.3	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm
24	Power of Attorney (contained in the signature page hereof)

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EXPLANATORY NOTE
SIGNATURES
POWER OF ATTORNEY
INDEX TO EXHIBITS